UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023 (May 2, 2023)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2023, Smart for Life, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering, 94,600 shares of common stock (the “Shares”) and a pre-funded warrant to purchase up to 186,001 shares of common stock at an exercise price of $0.0001 (the “Pre-funded Warrant”). The offering price per Share and Pre-funded warrant is $3.205 and $3.2049, respectively. In addition, under the Purchase Agreement, the Company will issue to the Investor a warrant to purchase up to 280,601 shares of common stock at an exercise price of $3.08 per share (the “Investor Warrant”) in a concurrent private placement. The Company will receive gross proceeds of approximately $899,326 from the registered direct offering and the concurrent private placement (together, the “Offering”), before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this Offering to repay some of its outstanding debt and for working capital and general corporate purposes. This Offering is expected to close on or about May 5, 2023, subject to satisfaction of customary closing conditions.

The Pre-funded Warrant will be exercisable at an initial exercise price of $0.0001 per share and may be exercised on a cashless basis. The Pre-funded Warrant will be exercisable at any time until the Pre-funded Warrant is exercised in full, subject to the limitations set forth below. The exercise price is subject to customary adjustments in the event of stock splits, stock dividends, stock combinations and similar recapitalization transactions.

The Pre-funded Warrant contains a beneficial ownership limitation which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a Pre-funded Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise.

The Investor Warrant will be exercisable for a period of 5.5 years at an initial exercise price of $3.08 per share and may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares issuable upon exercise of the Investor Warrant. The exercise price is subject to customary adjustments in the event of stock splits, stock dividends, stock combinations and similar recapitalization transactions.

The Investor Warrant contains a beneficial ownership limitation which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise, any portion of an Investor Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to the Company.

Pursuant to the provisions of the Purchase Agreement, the Company agreed that, for a period of 20 days following the closing of the Offering, it will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any common stock or securities convertible into or exercisable or exchangeable for common stock, or file any registration statement or amendment or supplement thereto, subject to certain exceptions. The Company also agreed that, for a period of one year following the closing of the Offering, it will not enter into an agreement to effect any issuance of common stock or securities convertible into or exercisable or exchangeable for common stock involving a variable rate transaction, as that term is defined in the Purchase Agreement.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent in connection with this Offering and will receive a cash fee equal to 7.5% of the gross proceeds of the Offering and a management fee equal to 1% of the gross proceeds of the Offering. The Company also agreed to reimburse the Placement Agent $30,000 for fees and expenses of its legal counsel and other out-of-pocket expenses and $15,950 for certain closing costs. In addition to the cash fees, the Company agreed to issue to the Placement Agent warrants to purchase up to 21,045 shares of common stock at an exercise price of $4.00625 per share (or 125% of the offering price) (the “Placement Agent Warrant”).

The offering of the Shares, the Pre-funded Warrant, and the common stock issuable upon the exercise of the Pre-funded Warrant in the registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-271052), which was filed with the Securities and Exchange Commission on March 31, 2023 and declared effective on April 10, 2023. Such securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The Investor Warrant and the Placement Agent Warrant, along with their underlying common stock, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold in reliance on an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrant, the Investor Warrant and the Placement Agent Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of such agreements, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Investor Warrant and the Placement Agent Warrant is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On May 3, 2023, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
4.3	Form of Placement Agent Common Stock Purchase Warrant
5.1	Opinion of Sherman & Howard L.L.C.
10.1	Securities Purchase Agreement, dated May 2, 2023, between Smart for Life, Inc. and the investor signatory thereto
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
99.1	Press Release issued on May 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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